Exhibit 4.1

SHARES VIVENTIA BIO INC. INCORPORATED UNDER THE LAW OF THE PROVINCE OF ONTARIO This is to Certify that SPECIMEN is the registered holder of Common Shares of VIVENTIA BIO INC. The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of, (i) the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and (ii) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable. LIEN ON SHARES. The corporation has a lien on the shares represented by this Certificate for any debt of the shareholder to the corporation. IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers this day of (year)

Common Shares of VIVENTIA BIO INC. ISSUED TO SPECIMEN DATE NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER